Exhibit 10.7

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of the day of January 29, 2019 in ______, the People’s Republic of China (“China” or the “PRC”):

Party A:

Sixiang Wuxian (Beijing) Technology Co., Ltd., with its registered address at Room 715, the 7th floor, Fangxing Mansion, Haidian District, Beijing

Party B:

Party B-1: Xiaoke Yin, with her identity card number of [NUMBER]

Party B-2: Beijing Junwei Technology Co., Ltd., with its registered address at 1003-06, 10/F, 6 Zhongguancun South Street, Haidian District, Beijing and having XIE Yong as its legal representative;

(Party B-1 and Party B-2, hereinafter collectively referred to as “Party B”)

Party C:

Zhihui Qiyuan (Beijing) Technology Co., Ltd., with its registered address at Room 1002-05, the 10th Floor, No. 6 Zhongguancunnan Road., Haidian District., Beijing, China

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

WHEREAS:

Party B is a shareholder of Party C and as of the date hereof, holds 100% of equity interests of Party C in the aggregate, representing RMB1 million in the registered capital of Party C.

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.	Sale and Purchase of Equity Interest

1.1	Option Granted

Party B hereby irrevocably agrees that, on the condition that it is permitted by the PRC laws, Party A has the right to require Party B to fulfill and complete all approval and registration procedures required under PRC laws for Party A to purchase, or designate one or more persons (each, a “Designee”) to purchase, Party B’s equity interests in Party C, once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Party A’s Equity Interest Purchase Option shall be exclusive. Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2	Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests and/or the date for transfer of the Optioned Interests.

1.3	Equity Interest Purchase Price

The total price of the purchased equity interests held by Party B to be purchased by Party A shall be equal to the actual amount of registered capital paid by Party B for such purchased equity interests (or such price may be subject to the equity interest transfer contract otherwise entered into by and between Party A (or the Designee (s)) and Party B; provided, however, that such price does not violate the laws and regulations of the PRC and is approved by Party A); If Party A exercises the Option to purchase part of the Optioned Interests held by Party B in Party C, the Equity Interest Purchase Price shall be calculated on a pro rata basis. If when Party A exercises the Equity Interest Purchase Option, the PRC laws have mandatory provisions on the transfer price of the Optioned Interests, causing the minimum price permitted by law to be higher than the aforesaid price, the transfer price shall be the minimum price permitted by the PRC laws (collectively, the “Equity Interest Purchase Price”). If when Party A exercises the Equity Interest Purchase Option, the PRC laws have mandatory provisions on the transfer price of the Optioned Interests, causing the minimum price permitted by law to be higher than the aforesaid price, then the transfer price shall be the minimum price permitted by the PRC laws (collectively, the “Equity Interest Purchase Price”). Upon receipt by Party A and/or the Designee (s) of all approvals, registrations or filings relating to the Optioned Interests and all ownership documents relating to the Optioned Interests to the satisfaction of Party A and/or the Designee (s), Party A and/or the Designee (s) shall pay to Party B for the Equity Interest Purchase Price in cash.

1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1	Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2	Party B shall obtain written statements from the other shareholders of Party C giving consent to the transfer of the equity interest to Party A and/or the Designee(s) and waiving any right of first refusal related thereto.

1.4.3	Party B shall execute a share transfer contract (hereinafter referred to as the “Assignment Contract”) with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and Party B’s Equity Pledge Agreement. “Party B’s Equity Pledge Agreement” as used in this Section and this Agreement shall refer to the Equity Pledge Agreement (“Equity Pledge Agreement”) executed by and among Party A, Party B and Party C as of the date hereof, whereby Party B pledges all of its equity interests in Party C to Party A, in order to guarantee Party C’s performance of its obligations under the Exclusive Business Corporation Agreement executed by and between Party C and Party A.

2.	Covenants

2.1	Covenants regarding Party C

Party B (as the shareholders of Party C) and Party C hereby covenant as follows:

2.1.1	Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association and bylaws of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2	They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices by obtaining and maintaining all the government permits and licenses required for Party C to conduct Business and prudently and effectively operating its business and handling its affairs;

2.1.3	Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the business or revenues of Party C, or allow the encumbrance thereon of any security interest;

2.1.4	Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

2.1.5	They shall always operate all of Party C’s businesses during the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6	Without the prior written consent of Party A, they shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a price exceeding RMB[500,000] shall be deemed a major contract);

2.1.7	Without the prior written consent of Party A, they shall not cause Party C to provide any person with any loan or credit;

2.1.8	They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9	If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10	Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

2.1.11	Without the prior written consent of Party A, they shall not liquidate, dissolve or deregister Party C;

2.1.12	They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

2.1.13	To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.1.14	Without the prior written consent of Party A, they shall ensure that Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders;

2.1.15	Upon request by Party A, they shall appoint any Person designated by Party A as the director of Party C;

2.1.16	Without the written consent of Party A, they shall not engage in any business in competition with Party A or Party A’s Affiliates; and

2.1.17	Once the laws of China allow foreign investors to invest in the principle business of Party C in which they hold a controlling stake and/or in the form of wholly foreign-owned enterprises in China, and the relevant competent authorities of China begin to approve such investments, , Party B shall immediately transfer its equity interest in Party C to Party A or the Designee (s) if Party A exercises the Equity Interest Option.

2.2	Covenants of Party B

Party B hereby covenants as follows:

2.2.1	Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with Party B’s Equity Pledge Agreement;

2.2.2	Party B shall cause the shareholders’ meeting and/or the board of directors of Party C not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with Party B’s Equity Pledge Agreement;

2.2.3	Party B shall cause the shareholders’ meeting or the board of directors of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A;

2.2.4	Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5	Party B shall cause the shareholders’ meeting or the board of directors of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6	To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.2.7	Party B shall appoint any designee of Party A as director and/or executive director of Party C, at the request of Party A;

2.2.8	At the request of Party A at any time, Party B shall promptly and unconditionally transfer its equity interests in Party C to Party A’s Designee(s) in accordance with the Equity Interest Purchase Option under this Agreement, and Party B hereby waives its right of first refusal to the respective share transfer by the other existing shareholder of Party C; and

2.2.9	Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. If Party B has any remaining rights with respect to the equity interest under this Contract or the Equity Pledge Contract among the Parties hereto or the Entrustment Agreement granted in favor of Party A, Party B shall not exercise such rights unless with the written instructions given by Party A.

3.	Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each Date of Transfer, that:

3.1	It is authorized to execute and deliver this Agreement and any Transfer Contracts and to perform its obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2	The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3	Party B has a good and merchantable title to the equity interests in Party C he holds. Except for Party B’s Equity Pledge Agreement, Party B has not placed any security interest on such equity interests;

3.4	Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.5	Party C does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.6	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

4.	Effective Date

This Agreement shall become effective upon the date of execution hereof by the Parties. This Agreement shall continue in effect unless the Parties agree in writing to terminate it.

5.	Governing Law and Resolution of Disputes

5.1	Governing Law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

5.2	Methods of Resolutions of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

6.	Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.	Notices

7.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

7.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Miscellaneous

10.1	Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

10.2	Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supercede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

10.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

10.4	Language

This Agreement is written in both Chinese and English language in four copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

10.5	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

10.7	Survival

10.7.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

10.7.2	The provisions of Sections 5, 7, 8 and this Section 10.7 shall survive the termination of this Agreement.

10.8	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

—SIGNATURE PAGE FOLLOWS—

[Signature page to the Exclusive Option Agreement]

Party A:

Sixiang Wuxian (Beijing) Technology Co., Ltd. (Seal)

By:
Name:
Title:

[Signature page to the Exclusive Option Agreement]

Party B:

Xiaoke Yin

By:	/s/ Xiaoke Yin

[Signature page to the Exclusive Option Agreement]

Party B:

Beijing Junwei Technology Co., Ltd (Seal)

By:	/s/ Yong Xie
Name:	Yong Xie
Title:	Legal Representative

[Signature page to the Exclusive Option Agreement]

Party C:

Zhihui Qiyuan (Beijing) Technology Co., Ltd. (Seal)

By:	/s/ Xiaoke Yin
Name:	Xiaoke Yin
Title:	Legal Representative